NEWS RELEASE
CONTACT:	6110 Executive Blvd., Suite 800
William T. Camp	Rockville, Maryland 20852
Executive Vice President and	Tel 301-984-9400
Chief Financial Officer	Fax 301-984-9610
E-Mail: bcamp@writ.com	www.writ.com

February 20, 2014
WASHINGTON REAL ESTATE INVESTMENT TRUST ANNOUNCES FOURTH QUARTER AND YEAR-END FINANCIAL AND OPERATING RESULTS FOR 2013

Washington Real Estate Investment Trust (“WRIT” or the “Company”) (NYSE: WRE), a leading owner and operator of diversified properties in the Washington, D.C. region, reported financial and operating results today for the quarter and year ended December 31, 2013:

Highlights for the Quarter and Recent Activity

•	Generated Core Funds from Operations (FFO) of $0.42 per diluted share for the quarter and $1.79 per diluted share for the year

•	Recorded the highest annual amount of commercial leasing volume since 2007 with over 1.7 million square feet of new and renewal leases signed

•	Increased same-store physical occupancy to 89.4%, 30 basis points higher than fourth quarter 2012 with the office portfolio leading the way with a 140 basis point improvement

•	Achieved Net Operating Income (NOI) growth of approximately 8% in the Washington, D.C. office portfolio and increased physical occupancy over 300 basis points over the prior year

•
Executed 69 new and renewal leases totaling 423,000 square feet at an average rental rate increase of 7.8% over in-place rents for new leases and an average rental rate increase of 15.5% for renewal leases during the quarter

•
Executed four separate contracts to sell the medical office portfolio and two office assets for an aggregate sales price of $500.8 million, generating an estimated total gain on sale of approximately $125 million

"We see signs of improving real estate market conditions in the commercial segment of our business. We have achieved an impressive volume of signed leases in 2013 and expect that leasing momentum to carry into 2014. Additionally, we completed the successful sale of the Medical Office Portfolio providing an excellent source of capital to continue to acquire higher quality assets in each of our core business lines," said Paul T. McDermott, President and Chief Executive Officer of WRIT.

Financial Results

Core Funds from Operations(1) was $1.79 per diluted share for the year and $0.42 per diluted share for the quarter ended December 31, 2013, respectively, as compared to $1.90 per diluted share and $0.47 per diluted share for the corresponding periods in 2012.

FFO for the year ended December 31, 2013 was $113.1 million, or $1.69 per diluted share, compared to $122.5 million, or $1.84 per diluted share, in 2012. FFO for the quarter ended December 31, 2013 was $22.4 million, or $0.34 per diluted share, compared to $27.7 million, or $0.42 per diluted share, in the same period one year ago.

Washington Real Estate Investment Trust

Net income attributable to the controlling interests for the year ended December 31, 2013 was $37.3 million, or $0.55 per diluted share, compared to $23.7 million, or $0.35 per diluted share, in 2012.

Net income attributable to the controlling interests for the quarter ended December 31, 2013 was $18.9 million, or $0.28 per diluted share, compared to $3.0 million, or $0.04 per diluted share, in the same period one year ago.

Operating Results

The Company's overall portfolio Net Operating Income (“NOI”)(2) for the fourth quarter was $42.9 million, compared to $42.9 million in the same period one year ago and $42.6 million in the third quarter of 2013. Overall portfolio physical occupancy for the fourth quarter was 88.8%, compared to 88.1% in the same period one year ago and 88.7% in the third quarter of 2013.

Same-store(3) portfolio physical occupancy for the fourth quarter was 89.4%, compared to 89.1% in the same period one year ago. Sequentially, same-store physical occupancy decreased 40 basis points compared to the third quarter of 2013. Same-store portfolio NOI for the fourth quarter decreased 0.4% and rental rate growth was 2.2% compared to the same period one year ago.

▪
Office: 56% of Total NOI - Office properties' same-store NOI for the fourth quarter decreased 0.2% compared to the same period one year ago. Rental rate growth was 2.2% while same-store physical occupancy increased 140 bps to 86.6%. Sequentially, same-store physical occupancy was flat compared to the third quarter of 2013.

▪
Retail: 25% of Total NOI - Retail properties' same-store NOI for the fourth quarter increased 3.9% compared to the same period one year ago. Rental rate growth was 3.6% while same-store physical occupancy increased 10 bps to 91.3%. Sequentially, same-store physical occupancy decreased 10 bps compared to the third quarter of 2013.

▪
Multifamily: 19% of Total NOI - Multifamily properties' same-store NOI for the fourth quarter decreased 6.1% compared to the same period one year ago. Rental rate growth was 1.2% while same-store physical occupancy decreased 150 bps to 92.6%. Sequentially, same-store physical occupancy decreased 150 bps compared to the third quarter of 2013.

Acquisitions

In the fourth quarter, WRIT acquired The Paramount, a 135 unit apartment building located in Arlington, Virginia, and built in 1984, for $48.2 million in an all cash transaction. The Paramount is a well-located apartment building within walking distance to both the Crystal City and Pentagon City Metro Stations (Blue and Yellow lines). The acquisition was initially funded with available capacity on WRIT's line of credit.

Dispositions

In the fourth quarter, WRIT completed Transactions I and II of the Medical Office Portfolio sale comprising approximately 1,093,000 square feet for a total of $307.2 million in sales proceeds, generating a gain of approximately $18.9 million. Subsequent to quarter end, WRIT completed Transactions III and IV of the Medical Office Portfolio sale comprising approximately 427,000 square feet for a total of $193.6 million, or $453 per square foot. The aggregate sale proceeds for the entire Medical Office Portfolio were $500.8 million.

Financing Activity

WRIT prepaid three mortgage notes associated with the Medical Office Portfolio sale for a total of $26.1 million. During the fourth quarter, WRIT paid down $135 million on its line of credit balance using Medical Office Portfolio sale proceeds. Subsequent to quarter end, WRIT repaid its $100 million, 5.25% unsecured note using additional sale proceeds from its Medical Office Portfolio.

Washington Real Estate Investment Trust

Leasing Activity

New leases signed during the year totaled approximately 604,000 square feet and renewal leases totaled approximately 1,105,000 square feet. The majority of this leasing occurred within our office portfolio which signed 452,000 square feet of new leases and 627,000 square feet of renewal leases. Prior to 2013, total leasing volume within this business line had not exceeded 930,000 square feet.

During the fourth quarter, WRIT signed commercial leases totaling approximately 423,000 square feet, including 171,000 square feet of new leases and 252,000 square feet of renewal leases, as follows (all dollar amounts are on a per square foot basis):

	Square Feet	Weighted Average Term (in years)	Weighted Average Rental Rates	Weighted Average Rental Rate % Increase	Tenant Improvements	Leasing Commissions and Incentives
New:
Office	144,000	7.2	$33.78	7.9%	$42.78	$30.09
Medical Office	4,000	10.3	34.78	17.7%	16.62	23.96
Retail	23,000	7.8	27.74	5.8%	9.52	7.96
Total	171,000	7.3	32.78	7.8%	37.80	27.03
Renewal:
Office	201,000	5.8	$35.30	17.2%	$37.66	$20.21
Medical Office	12,000	7.8	36.28	12.1%	14.98	11.71
Retail	39,000	4.0	17.91	2.3%	—	0.84
Total	252,000	5.7	32.66	15.5%	30.74	16.80

Earnings Guidance

2014 Core FFO per fully diluted share is projected to be $1.56-$1.64. The following assumptions are incorporated into this guidance:

•	Same-store NOI growth is projected to range from 1% to 3%, with same-store occupancy improving modestly

•	Same-store office NOI growth is projected to range from 2% to 4% excluding the redevelopment project at 7900 Westpark and -1% to 2% overall including the redevelopment project

•	Same-store multifamily NOI growth is projected to range from -3% to 0%

•	Same-store retail NOI growth is projected to range from 0% to 1%

•	Acquisition volume is projected to be $250 to $350 million with volume and timing of the transactions having a significant impact to projected results

•	General and administrative expense is projected to range from $18 to $19 million

•	Interest expense is projected to be approximately $60 million

Dividends

On December 31, 2013, WRIT paid a quarterly dividend of $0.30 per share.

Conference Call Information

The Conference Call for 4th Quarter Earnings is scheduled for Friday, February 21, 2014 at 11:00 A.M. Eastern time. Conference Call access information is as follows:

USA Toll Free Number:        1-877-407-9205
International Toll Number:    1-201-689-8054

The instant replay of the Conference Call will be available until March 7, 2014 at 11:59 P.M. Eastern time. Instant replay

Washington Real Estate Investment Trust

access information is as follows:

USA Toll Free Number:        1-877-660-6853
International Toll Number:    1-201-612-7415
Conference ID:         13574023

The live on-demand webcast of the Conference Call will be available on the Investor section of WRIT's website at www.writ.com. On-line playback of the webcast will be available for two weeks following the Conference Call.

About WRIT

WRIT is a self-administered, self-managed, equity real estate investment trust investing in income-producing properties in the greater Washington metro region. WRIT owns a diversified portfolio of 51 properties, totaling approximately 7 million square feet of commercial space and 2,674 residential units, and land held for development. These 51 properties consist of 23 office properties, 16 retail centers and 12 multifamily properties. WRIT shares are publicly traded on the New York Stock Exchange (NYSE: WRE).
Note: WRIT's press releases and supplemental financial information are available on the company website at www.writ.com or by contacting Investor Relations at (301) 984-9400.
Certain statements in our earnings release and on our conference call are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially. Such risks, uncertainties and other factors include, but are not limited to, the potential for federal government budget reductions, changes in general and local economic and real estate market conditions, the timing and pricing of lease transactions, the availability and cost of capital, fluctuations in interest rates, tenants' financial conditions, levels of competition, the effect of government regulation, the impact of newly adopted accounting principles, and other risks and uncertainties detailed from time to time in our filings with the SEC, including our 2012 Form 10-K and subsequent Quarterly Reports on Form 10-Q. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

(1) Funds From Operations (“FFO”) - The National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) defines FFO (April, 2002 White Paper) as net income (computed in accordance with generally accepted accounting principles (“GAAP”)) excluding gains (or losses) associated with sales of property, impairment of depreciable real estate and real estate depreciation and amortization. FFO is a non-GAAP measure and does not replace net income as a measure of performance or net cash provided by operating activities as a measure of liquidity. We consider FFO to be a standard supplemental measure for equity real estate investment trusts (“REITs”) because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which historically assumes that the value of real estate assets diminishes predictably over time. Since real estate values have instead historically risen or fallen with market conditions, we believe that FFO more accurately provides investors an indication of our ability to incur and service debt, make capital expenditures and fund other needs.

Core Funds From Operations (“Core FFO”) is calculated by adjusting FFO for the following items (which we believe are not indicative of the performance of WRIT's operating portfolio and affect the comparative measurement of WRIT's operating performance over time): (1) gains or losses on extinguishment of debt, (2) costs related to the acquisition of properties, (3) severance expense related to corporate reorganization and related to the CEO's retirement and (4) property impairments not already excluded from FFO, as appropriate. These items can vary greatly from period to period, depending upon the volume of our acquisition activity and debt retirements, among other factors. We believe that by excluding these items, Core FFO serves as a useful, supplementary measure of WRIT's ability to incur and service debt and to distribute dividends to its shareholders. Core FFO is a non-GAAP and non-standardized measure and may be calculated differently by other REITs.

(2) Net Operating Income (“NOI”), defined as real estate rental revenue less real estate expenses, is a non-GAAP measure. NOI is calculated as net income, less non-real estate revenue and the results of discontinued operations (including the gain on sale, if any), plus interest expense, depreciation and amortization, general and administrative expenses, acquisition costs and real estate impairment. We provide NOI as a supplement to net income calculated in accordance with GAAP. As such, it should not be considered an alternative to net income as an indication of our operating performance. It is the primary performance measure we use to assess the results of our operations at the property level.

(3) For purposes of evaluating comparative operating performance, we categorize our properties as “same-store” or “non-same-store”. A same-store property is one that was owned for the entirety of the periods being evaluated and excludes properties under redevelopment or development and properties purchased or sold at any time during the periods being compared. A non-same-store property is one that was acquired, under redevelopment or development, or placed into service during either of the periods being evaluated. We define redevelopment properties as those for which we expect to spend significant development and construction costs on existing or acquired buildings pursuant to a formal plan which has a current impact on operating results, occupancy and the ability to lease space with the intended result of a higher economic return on the property. Properties under redevelopment or development are included within the non-same-store properties beginning in the period during which redevelopment or development activities commence. Redevelopment and development properties are included in the same-store pool upon completion of the redevelopment or development, and the earlier of achieving 90% occupancy or two years after completion.

(4) Funds Available for Distribution (“FAD”) is a non-GAAP measure. It is calculated by subtracting from FFO (1) recurring expenditures, tenant

Washington Real Estate Investment Trust

improvements and leasing costs that are capitalized and amortized and are necessary to maintain our properties and revenue stream and (2) straight-line rents, then adding (3) non-real estate depreciation and amortization, (4) amortization of restricted share and unit compensation, and adding or subtracting amortization of lease intangibles, as appropriate. We consider FAD to be a measure of a REIT's ability to incur and service debt and to distribute dividends to its shareholders. FAD is a non-standardized measure and may be calculated differently by other REITs.

Physical Occupancy Levels by Same-Store Properties (i) and All Properties
	Physical Occupancy
	Same-Store Properties		All Properties
Segment	Fourth Quarter		Fourth Quarter
	2013	2012	2013	2012
Multifamily	92.6%	94.1%	92.1%	94.1%
Office	86.6%	85.2%	85.7%	84.5%
Medical Office	—%	—%	89.0%	85.6%
Retail	91.3%	91.2%	91.3%	91.2%

Overall Portfolio	89.4%	89.1%	88.8%	88.1%

(i) Same-Store properties include all stabilized properties that were owned for the entirety of the current and prior reporting periods, and exclude properties under redevelopment or development and properties purchased or sold at any time during the periods being compared. We define redevelopment properties as those for which we expect to spend significant development and construction costs on existing or acquired buildings pursuant to a formal plan which has a current impact on operating results, occupancy and the ability to lease space with the intended result of a higher economic return on the property. Redevelopment and development properties are included in the same-store pool upon completion of the redevelopment or development, and the earlier of achieving 90% occupancy or two years after completion. For Q4 2013 and Q4 2012, same-store properties exclude:

Multifamily Acquisition: The Paramount;
Office Acquisitions: none;
Office Redevelopment: 7900 Westpark Drive;
Retail Acquisitions: none.

Also excluded from Same-Store Properties in Q4 2013 and Q4 2012 are:

Sold Properties: The Atrium Building, and Transactions I and II of the Medical Office Portfolio sale (Woodholme Center, 6565 Arlington Boulevard, 2440 M Street, 15001 Shady Grove Road, 15505 Shady Grove Road, 19500 at Riverside Park (formerly Lansdowne Medical Office Building), 9707 Medical Center Drive, CentreMed I and II, 8301 Arlington Boulevard, Sterling Medical Office Building, Shady Grove Medical Village II, Alexandria Professional Center, Ashburn Farm Office Park I, II and III, Woodholme Medical Office Building);

Held for Sale Properties: Transactions III and IV of the Medical Office Portfolio sale (Woodburn Medical Park I and II, and Prosperity Medical Center I, II and III.)

Washington Real Estate Investment Trust

WASHINGTON REAL ESTATE INVESTMENT TRUST
FINANCIAL HIGHLIGHTS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
OPERATING RESULTS	2013	2012	2013	2012
Revenue
Real estate rental revenue	$66,721	$64,660	$263,024	$254,794
Expenses
Real estate expenses	23,826	21,725	93,293	86,545
Depreciation and amortization	22,412	21,514	85,740	85,107
Acquisition costs	817	90	1,265	234
General and administrative	5,818	4,545	17,535	15,488
	52,873	47,874	197,833	187,374
Real estate operating income	13,848	16,786	65,191	67,420
Other income (expense):
Interest expense	(15,629)	(16,644)	(63,573)	(60,627)
Other income	221	242	926	975
Loss on extinguishment of debt	(2,737)	—	(2,737)	—
	(18,145)	(16,402)	(65,384)	(59,652)
(Loss) income from continuing operations	(4,297)	384	(193)	7,768
Discontinued operations:
Income from operations of properties sold or held for sale	4,256	1,174	15,395	10,816
Gain on sale of real estate	18,949	1,400	22,144	5,124
Net income	18,908	2,958	37,346	23,708
Less: Income from operations attributable to noncontrolling interests in subsidiaries	—	—	—	—
Net income attributable to the controlling interests	$18,908	$2,958	$37,346	$23,708

(Loss) income from continuing operations attributable to the controlling interests	$(4,297)	$384	$(193)	$7,768
Continuing operations real estate depreciation and amortization	22,412	21,514	85,740	85,107
Funds from continuing operations (1)	18,115	21,898	85,547	92,875

Discontinued Operations:
Income from operations of properties sold or held for sale	4,256	1,174	15,395	10,816
Real estate depreciation and amortization	—	4,617	12,161	18,827
Funds from discontinued operations	4,256	5,791	27,556	29,643

Funds from operations (1)	$22,371	$27,689	$113,103	$122,518

Non-cash loss on extinguishment of debt	88	—	88	—
Tenant improvements	(7,717)	(4,901)	(21,567)	(16,540)
External and internal leasing commissions capitalized	(6,083)	(2,334)	(14,777)	(9,157)
Recurring capital improvements	(1,953)	(1,414)	(6,902)	(7,307)
Straight-line rents, net	(353)	(738)	(1,757)	(3,265)
Non-cash fair value interest expense	256	253	1,020	926
Non real estate depreciation & amortization of debt costs	906	911	3,736	3,854
Amortization of lease intangibles, net	219	41	475	6
Amortization and expensing of restricted share and unit compensation	2,623	1,842	6,211	5,786
Real estate impairment	92	2,097	92	2,097
Funds available for distribution(4)	$10,449	$23,446	$79,722	$98,918
Note: Certain prior period amounts have been reclassified to conform to the current presentation related to assets held for sale and sold.

Washington Real Estate Investment Trust

		Three Months Ended December 31,		Twelve Months Ended December 31,
Per share data:		2013	2012	2013	2012
(Loss) income from continuing operations	(Basic)	$(0.06)	$0.01	$—	$0.11
	(Diluted)	$(0.06)	$0.01	$—	$0.11
Net income attributable to the controlling interests	(Basic)	$0.28	$0.04	$0.55	$0.35
	(Diluted)	$0.28	$0.04	$0.55	$0.35
Funds from continuing operations	(Basic)	$0.27	$0.33	$1.28	$1.40
	(Diluted)	$0.27	$0.33	$1.28	$1.40
Funds from operations	(Basic)	$0.34	$0.42	$1.69	$1.84
	(Diluted)	$0.34	$0.42	$1.69	$1.84

Dividends paid		$0.3000	$0.3000	$1.2000	$1.4675

Weighted average shares outstanding - basic		66,591	66,273	66,580	66,239
Fully diluted weighted average shares outstanding		66,591	66,416	66,580	66,376
Fully diluted weighted average shares outstanding (for FFO)		66,634	66,416	66,609	66,376

Washington Real Estate Investment Trust

WASHINGTON REAL ESTATE INVESTMENT TRUST
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)
(Unaudited)

	December 31,
	2013	2012
Assets
Land	$426,575	$418,008
Income producing property	1,675,652	1,587,375
	2,102,227	2,005,383
Accumulated depreciation and amortization	(565,342)	(497,057)
Net income producing property	1,536,885	1,508,326
Development in progress	61,315	45,270
Total real estate held for investment, net	1,598,200	1,553,596
Investment in real estate sold or held for sale	79,901	364,999
Cash and cash equivalents	130,343	19,105
Restricted cash	9,189	13,423
Rents and other receivables, net of allowance for doubtful accounts of $6,783 and $10,443, respectively	48,756	46,904
Prepaid expenses and other assets	105,004	107,303
Other assets related to property sold or held for sale	4,100	19,046
Total assets	$1,975,493	$2,124,376

Liabilities
Notes payable	$846,703	$906,190
Mortgage notes payable	294,671	319,025
Lines of credit	—	—
Accounts payable and other liabilities	51,742	50,094
Advance rents	13,529	12,925
Tenant security deposits	7,869	7,642
Other liabilities related to property sold or held for sale	1,533	32,357
Total liabilities	1,216,047	1,328,233

Equity
Shareholders' equity
Preferred shares; $0.01 par value; 10,000 shares authorized; no shares issued or outstanding	—	—
Shares of beneficial interest, $0.01 par value; 100,000 shares authorized; 66,531 and 66,437 shares issued and outstanding, respectively	665	664
Additional paid-in capital	1,151,174	1,145,515
Distributions in excess of net income	(396,880)	(354,122)
Total shareholders' equity	754,959	792,057
Noncontrolling interests in subsidiaries	4,487	4,086
Total equity	759,446	796,143
Total liabilities and equity	$1,975,493	$2,124,376

Note: Certain prior year amounts have been reclassified to conform to the current year presentation related to assets held for sale and sold.

Washington Real Estate Investment Trust

The following tables contain reconciliations of net income to same-store net operating income for the periods presented (in thousands):

Quarter Ended December 31, 2013	Multifamily	Office	Retail	Total
Same-store net operating income(3)	$7,854	$22,119	$10,671	$40,644
Add: Net operating income from non-same-store properties(3)	476	1,775	—	2,251
Total net operating income(2)	$8,330	$23,894	$10,671	$42,895
Add/(deduct):
Other income				221
Acquisition costs				(817)
Interest expense				(15,629)
Depreciation and amortization				(22,412)
General and administrative expenses				(5,818)
Loss on extinguishment of debt				(2,737)
Discontinued operations:
Income from operations of properties sold or held for sale				4,256
Gain on sale of real estate				18,949
Net income				18,908
Less: Net income attributable to noncontrolling interests in subsidiaries				—
Net income attributable to the controlling interests				$18,908

Quarter Ended December 31, 2012	Multifamily	Office	Retail	Total
Same-store net operating income(3)	$8,364	$22,166	$10,273	$40,803
Add: Net operating income (loss) from non-same-store properties(3)	—	2,132	—	2,132
Total net operating income(2)	$8,364	$24,298	$10,273	$42,935
Add/(deduct):
Other income				242
Acquisition costs				(90)
Interest expense				(16,644)
Depreciation and amortization				(21,514)
General and administrative expenses				(4,545)
Discontinued operations:
Income from operations of properties sold or held for sale				1,174
Gain on sale of real estate				1,400
Net income				2,958
Less: Net income attributable to noncontrolling interests in subsidiaries				—
Net income attributable to the controlling interests				$2,958

Washington Real Estate Investment Trust

The following tables contain reconciliations of net income to same-store net operating income for the periods presented (in thousands):

Year Ended December 31, 2013	Multifamily	Office	Retail	Total
Same-store net operating income(3)	$31,788	$83,468	$42,421	$157,677
Add: Net operating income from non-same-store properties(3)	476	11,578	—	12,054
Total net operating income(2)	$32,264	$95,046	$42,421	$169,731
Add/(deduct):
Other income				926
Acquisition costs				(1,265)
Interest expense				(63,573)
Depreciation and amortization				(85,740)
General and administrative expenses				(17,535)
Loss on extinguishment of debt				(2,737)
Discontinued operations:
Income from operations of properties sold or held for sale				15,395
Gain on sale of real estate				22,144
Net income				37,346
Less: Net income attributable to noncontrolling interests in subsidiaries				—
Net income attributable to the controlling interests				$37,346

Year Ended December 31, 2012	Multifamily	Office	Retail	Total
Same-store net operating income(3)	$32,420	$83,534	$41,804	$157,758
Add: Net operating income from non-same-store properties(3)	—	10,491	—	10,491
Total net operating income(2)	$32,420	$94,025	$41,804	$168,249
Add/(deduct):
Other income (expense)				975
Acquisition costs				(234)
Interest expense				(60,627)
Depreciation and amortization				(85,107)
General and administrative expenses				(15,488)
Discontinued operations:
Income from operations of properties sold or held for sale				10,816
Gain on sale of real estate				5,124
Net income				23,708
Less: Net income attributable to noncontrolling interests in subsidiaries				—
Net income attributable to the controlling interests				$23,708

Washington Real Estate Investment Trust

The following table contains a reconciliation of net income attributable to the controlling interests to core funds from operations for the periods presented (in thousands, except per share amounts):

		Three Months Ended December 31,		Twelve Months Ended December 31,
		2013	2012	2013	2012
Net income attributable to the controlling interests		$18,908	$2,958	$37,346	$23,708
Add/(deduct):
Real estate depreciation and amortization		22,412	21,514	85,740	85,107
Discontinued operations:
Gain on sale of real estate		(18,949)	(1,400)	(22,144)	(5,124)
Real estate depreciation and amortization		—	4,617	12,161	18,827
Funds from operations(1)		22,371	27,689	113,103	122,518
Add/(deduct):
Loss on extinguishment of debt		2,737	—	2,737	—
Real estate impairment		92	2,097	92	2,097
Severance expense		2,157	1,583	2,490	1,583
Acquisition costs		817	90	1,265	234

Core funds from operations(1)		$28,174	$31,459	$119,687	$126,432

		Three Months Ended December 31,		Twelve Months Ended December 31,
Per share data attributable to the controlling interests:		2013	2012	2013	2012
Funds from operations	(Basic)	$0.34	$0.42	$1.69	$1.84
	(Diluted)	$0.34	$0.42	$1.69	$1.84
Core FFO	(Basic)	$0.42	$0.47	$1.79	$1.90
	(Diluted)	$0.42	$0.47	$1.79	$1.90

Weighted average shares outstanding - basic		66,591	66,273	66,580	66,239
Fully diluted weighted average shares outstanding (for FFO)		66,634	66,416	66,609	66,376